Exhibit 5.1

BASS, BERRY & SIMS PLC

KNOXVILLE OFFICE 900 SOUTH GAY STREET, SUITE 1700 KNOXVILLE, TN 37902 (865) 521-6200 MEMPHIS OFFICE THE TOWER AT PEABODY PLACE 100 PEABODY PLACE, SUITE 950 MEMPHIS, TN 38103-2625 (901) 543-5900	A PROFESSIONAL LIMITED LIABILITY COMPANY ATTORNEYS AT LAW Reply To: AMSOUTH CENTER 315 DEADERICK STREET, SUITE 2700 NASHVILLE, TN 37238-3001 (615) 742-6200 www.bassberry.com	DOWNTOWN OFFICE: AMSOUTH CENTER 315 DEADERICK STREET, SUITE 2700 NASHVILLE, TN 37238-3001 (615) 742-6200 MUSIC ROW OFFICE: 29 MUSIC SQUARE EAST NASHVILLE, TN 37203-4322 (615) 255-6161

January 7, 2004

Pacer International, Inc.

2300 Clayton Road, Suite 1200

Concord, California 94520

Re:	$150,000,000 Aggregate Offering Price of Securities of Pacer International, Inc. (the “Company”)
8,702,893 Shares of Common Stock of Pacer International, Inc.

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 (the “Registration Statement”) filed on January 7, 2004 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.

You have provided us with a draft prospectus (the “Prospectus”) which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus provides for the registration by the Company of 8,702,893 shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) to be sold by selling stockholders named in the Prospectus and, as supplemented by various Prospectus Supplements, will provide for registration by the Company of up to $150,000,000 aggregate offering price of (i) shares of Common Stock, (ii) one or more series of preferred stock, par value $0.01 per share (the “Preferred Stock”), or (iii) warrants to purchase Common Stock and/or Preferred Stock (the “Warrants”). The Common Stock, Preferred Stock and Warrants are collectively referred to herein as the “Securities.” The Prospectus may also be supplemented in connection with certain sales of Common Stock by the selling stockholders. The Preferred Stock may be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock.

In our capacity as your special Tennessee counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and for the purposes of this opinion, have assumed that such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including

Pacer International, Inc.

January 7, 2004

an examination of originals and copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

1. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and sale of Common Stock and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock being issued by the Company (including any Common Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock or (ii) upon the exercise of any duly issued Warrants exercisable for Common Stock) will be validly issued, fully paid and nonassessable. The shares of Common Stock to be sold by selling stockholders pursuant to the Registration Statement are validly issued, fully paid and non-assessable.

2. When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Second Amended and Restated Charter and Second Amended and Restated Bylaws and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and when appropriate articles of amendment to the Company’s Second Amended and Restated Charter relating to such class or series of Preferred Stock have been duly approved by the Company’s board of directors and been filed with and accepted for record by the Secretary of State of the State of Tennessee, when the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock) will be validly issued, fully paid and nonassessable.

3. (a) When a warrant agreement relating to the Warrants has been duly authorized, executed and delivered and the Warrants and the securities of the Company into which the Warrants will be exercisable have been duly authorized by the Company’s board of directors, (b) when the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Company’s Second Amended and Restated Charter and Second Amended and Restated Bylaws and the warrant agreement, and (c) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act and (d) assuming that the terms

Pacer International, Inc.

January 7, 2004

of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion set forth in paragraph 3 above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

This opinion is rendered solely in connection with the transactions covered hereby. This opinion may not be relied upon for any other purpose without our prior written consent.

Very truly yours,

/s/ BASS, BERRY & SIMS PLC